EXHIBIT 5.1

                                  May 22, 2002


Board of Directors
Motient Corporation
10802 Parkridge Boulevard
Reston, Virginia 20191-5416


Ladies and Gentlemen:

                  I, David Engvall, in my capacity as general counsel of Motient Corporation, a Delaware corporation (the "Company"), issue this opinion in connection with its registration statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission and relating to the resale of 6,964,705 shares of the Company's common stock, par value $0.01 per share, 6,621,255 shares of which (the "Affiliate Shares") were issued to certain stockholders of the Company party to that certain Registration Rights Agreement dated May 1, 2002 among the Company and the stockholders of the Company signatories thereto pursuant to that certain Plan of Reorganization filed with the U.S. Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court") by the Company on January 17, 2002, amended on February 28, 2002, and confirmed on April 26, 2002 (the "Plan of Reorganization") and 343,450 shares of which may be issuable upon the exercise of a warrant that the Company expects to issue (the "Warrant Shares") pursuant to the Plan of Reorganization as Professional Plan Securities (as defined in the Plan of Reorganization). This opinion letter is furnished to enable Motient to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, I have examined copies of the following documents:

1.       An executed copy of the Registration Statement.

2. The form of the warrant pursuant to which the Warrant Shares are expected to be issuable, as filed as an exhibit to Amendment No. 1 to the Registration Statement (the "Warrant").

3.       The Plan of Reorganization.

4. The Order Confirming the Plan of Reorganization dated April 26, 2002 from the Bankruptcy Court (the "Confirmation Order").

5. The Restated Certificate of Incorporation of the Company, as in effect on the date hereof.

6.       The Bylaws of the Company, as in effect on the date hereof.

7. Resolutions of the Board of Directors of the Company adopted at a meeting held on January 4, 2002, as in effect on the date hereof, relating to the Plan of Reorganization.

                  In my examination of the aforesaid documents, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to me, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to me as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. I express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, I am of the opinion that, (1) the Affiliate Shares are validly issued, fully paid, and nonassessable and, (2) upon the issuance of a warrant in the form of the Warrant in accordance with the terms of the Plan of Reorganization and the Confirmation Order and the subsequent exercise of the Warrant pursuant to the terms and conditions contained therein, the Warrant Shares will be validly issued, fully paid, and nonassessable.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  I hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am an "expert" within the meaning of the Securities Act of 1933, as amended.


                                            Very truly yours,
                                            /s/David H. Engvall
                                            David H. Engvall
                                            Vice President, General Counsel
                                             and Secretary